UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

MERIDIAN BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following Talking Points were used in preparation for questions from customers of Meridian Bioscience, Inc. in connection with that certain Agreement and Plan of Merger, dated as of July 7, 2022, by and among, SD Biosensor, Inc., Columbus Holding Company, Madeira Acquisition Corp., and Meridian Bioscience, Inc. (the “Merger Agreement”) on July 7, 2022:

SD Biosensor/SJL Acquisition

Talking Points for Meridian Bioscience Diagnostics Customers

What do I tell current Meridian Bioscience customers about the acquisition?

☐

Don’t hesitate to share the good news about the acquisition by SD Biosensor/SJL which will provide great benefits to Meridian customers. We’ll be able to provide more solutions to our customers by having more innovative, high-quality products available.

☐	Meridian is committed to keeping our customers updated as we proceed through and after closing.

☐	Until the transaction closes, which is expected in calendar year 2022, Meridian will continue to operate as an independent, publicly-traded company.

Outside the US, I have a few SD Biosensor customers/distributors in my territory. What should I say to them?

☐	We are very excited about the opportunities this new organization will provide. Until the transaction closes, Meridian and SD Biosensor will continue to operate independently.

☐	After closing, we will go through an assessment process by market to determine our path forward.

☐	It remains business as usual.

Will current customer contracts be impacted by this announcement?

☐

Until the transaction closes, which is expected in calendar year 2022, Meridian will continue to operate as it has been for the past 45 years. After the close, we do not anticipate any changes to our relationship with you or our current contracts.

☐	As we go through this process, we are committed to keeping you informed regarding important developments.

Will all of Meridian’s brands and products continue?

☐	SD Biosensor/SJL have been clear that they value Meridian brands. We fully anticipate the continuation of Meridian brands and products.

☐	What is exciting is that SD Biosensor provides an opportunity to expand our product offerings and introduce new products to our customers in the coming months and years.

Does this change my point of contact?

☐	No, your point of contact will remain the same.

☐	Please do not hesitate to get in touch with us to discuss any questions you may have.

What do we need from the Meridian Bioscience Diagnostics sales team?

1.	Print out and carry the press release with you. Hand it out to customers and use this to discuss the acquisition.

2.	This is great news….be excited! SD Biosensor is going to provide the pathway to new products and disease states in a much faster timeframe than before. Get ready…this is going to be fun!

3.	Our responsibility is to close out FY22 strong. Our sales goals and incentives remain the same. The good news is we are on track, but we can’t get distracted in Q4.

4.

If you are currently working on a competitive takeaway from SD Biosensor, keep working it as you would have before this announcement. We must continue to work independently until this transaction closes later this year.

5.	You should not contact anyone at SD Biosensor. It’s important that we continue to operate as separate companies until closing.

6.	Any question, come to me directly. I’m the most familiar with the transaction but know who to call if its something I’m uncertain about.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant information with the SEC, including a proxy statement on Schedule 14A. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the special meeting relating to the transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). These documents may also be obtained free of charge from the Company by requesting them by mail at 3471 River Hills Drive, Cincinnati, OH 45244, Attention: Charlie Wood, Vice President – Investor Relations, or by email at mbi@meridianbioscience.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on December 15, 2021. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2022 annual meeting of shareholders, such changes have been reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) economic or other conditions in the markets in which Meridian Bioscience, Inc. (the “Company”) operates, including as a result of the COVID-19 pandemic or the Russia-Ukraine conflict; (2) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (4) the possibility that the Company’s shareholders may not approve the proposed transaction; (5) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (6) risks related to distraction of the Company’s management time from ongoing business operations due to the proposed transaction; (7) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (8) the risk of any unexpected costs or expenses resulting from the proposed transaction or the delay thereof; (9) the risk that the outcome of any legal proceedings related to the transaction could be material to the Company or detrimental to the proposed transaction; (10) the risk that Company may be adversely affected by other economic, business, or competitive factors; and (11) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the Company’s website at www.investor.meridianbioscience.com and the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors”. The risks and uncertainties described above and in the Company’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning the Company and its businesses, including factors that potentially could materially affect its businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.